Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO ANNOUNCES RESULTS OF 63rd ANNUAL MEETING
OF STOCKHOLDERS

CAMP HILL, PA - Apr. 25, 2018 - Harsco Corp. (NYSE: HSC) announced today the results of its 63rd Annual Meeting of Stockholders, held yesterday in Harrisburg, PA.

Stockholders approved the election of all eight nominees to the Board of Directors to serve until the 2019 Annual Meeting and also ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2018. Stockholders also approved the non-binding advisory vote on named executive officer compensation.

About Harsco

Harsco Corp. is a diversified industrial company providing a range of onsite services and engineered products to the global steel, energy and railway sectors. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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